                                                             EXHIBIT 10.6(a)(II)

                   AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT

         This Amendment is dated as of March 1, 2002 by and between Applied Graphics Technologies, Inc., a Delaware corporation ("AGT"), and Joseph D. Vecchiolla (hereinafter referred to as "Employee"), and amends the Employment Agreement dated as of November 30, 2000, by and between AGT and Employee (the "Agreement").

                              W I T N E S S E T H:

         WHEREAS, in August 2001, Employee was promoted to the position of President and Chief Operating Officer of AGT; and

         WHEREAS, AGT and Employee wish to amend the Agreement to restructure Employee's compensation in recognition of such promotion and to provide appropriate incentives to encourage Employee to remain in AGT's employ for the foreseeable future;

         NOW, THEREFORE, the parties hereto agree hereby agree:

         1.   The Term of the Agreement shall end on January 15, 2003.

         2. Section 2(a) of the Agreement shall be modified to add the following sentence:

              "Effective as of August 8, 2001, Employee's Base Salary shall be increased from $375,000 per annum to $500,000 per annum."

         3. Section 2(c) of the Agreement shall be amended and restated in its entirety to read as follows:

                  "(i) Employee will be eligible to receive a bonus for calendar year 2001 up to a maximum of 50% of $375,000 (the "2001 Bonus"), subject to the guideline that (i) fifty percent (50%) of the 2001 Bonus will be based upon the Employee meeting certain objectives established in the sole discretion of the Compensation Committee of the Board of Directors (the "Objectives"), and (ii) fifty percent (50%) of the 2001 Bonus will be based upon the Employee exceeding the Objectives.

                  (ii) Employee will be eligible to receive a bonus for calendar year 2002 up to a maximum of $250,000 based upon AGT achieving certain performance objectives established in the sole discretion of the Compensation Committee of the Board of Directors.

                  (iii) In the event Employee is still employed as AGT's President and Chief Operating Officer on January 15, 2003, Employee will receive a bonus of $250,000."

         4. Section 3 of the Agreement shall be amended and restated in its entirety as follows:

         "3. Duties. Employee agrees to fulfill the duties of President and Chief Operating Officer as such duties are defined by AGT's Board of Directors. It is understood that the Company intends to commence a search for a new Chief Executive Officer. In light of the foregoing and the requirements of the Company as determined by the Board of Directors, it is understood that the Employee's duties may be modified from time to time in the future. However, the Employee's duties must, at a minimum, consist of those customarily performed by the Chief Operating Officer. Employee's reporting relationship shall be as determined by the Board of Directors in its sole discretion, provided that, initially, Employee shall report to the Executive Committee of the Board of Directors. Employee shall devote all of his business efforts to the performance of his duties hereunder and shall do so to the best of his abilities. The Employee's principal office, which is currently in New York, shall be in a location determined by the Board of Directors. Employee will travel both in the United States and abroad as necessary and appropriate to fulfill his duties."

         5. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect as originally executed.

         6. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

              IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

                                          APPLIED GRAPHICS TECHNOLOGIES, INC.


                                          By: /s/ Martin D. Krall
                                             -----------------------------------
                                              Name: Martin D. Krall
                                              Title: Executive VP and CLO


                                              /s/ Joseph D. Vecchiolla
                                             -----------------------------------
                                              Joseph D. Vecchiolla